EXHIBIT 99.1




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 11-K



(Mark One)
[x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
For the fiscal year ended      December 31, 1996
                         -------------------------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
For the transition period from             to
                               -----------     -----------
Commission file number      1-12459
                       ------------------


             MIDAMERICAN ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------
(Full title of the plan)



                       MIDAMERICAN ENERGY HOLDINGS COMPANY
-------------------------------------------------------------------------------
          (Name of Issuer of the securities held pursuant to the plan)

666 Grand Ave. P.O. Box 657, Des Moines, Iowa                       50303
---------------------------------------------                     ---------
  (Address of principal executive offices)                        (Zip Code)

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                        STATEMENTS OF FINANCIAL CONDITION


                                     ASSETS
                                     ------


                                                           As of December 31
                                                        ------------------------
                                                           1996          1995
                                                        ----------    ----------
INVESTMENTS
  MidAmerican Energy Holdings Company
     common stock held by nominee -
     558,323 and 486,319 shares, respectively
          Cost at date of purchase                      $8,508,522    $7,189,938
          Unrealized appreciation in market value          354,859       955,908
                                                        ----------    ----------

          Market value                                   8,863,381     8,145,846

CONTRIBUTIONS RECEIVABLE                                     2,857         2,854
                                                        ----------    ----------

          Total                                         $8,866,238    $8,148,700
                                                        ==========    ==========


                       LIABILITIES AND OWNERSHIP INTEREST
                       ----------------------------------

OWNERSHIP INTEREST                                      $8,866,238    $8,148,700
                                                        ==========    ==========


                 The accompanying notes to financial statements
                    are an integral part of these statements.

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                   STATEMENTS OF CHANGES IN OWNERSHIP INTEREST



                                              Year Ended   Period From Inception
                                              December 31,    (July 3, 1995) to
                                                  1996          December 31, 1995
                                             -------------  --------------------

BALANCE, beginning of period                    $8,148,700            $       -
                                                ----------            ---------

TRANSFER OF OWNERSHIP INTEREST
   FROM OTHER PLANS                                      -             6,302,994
                                                ----------            ----------

CONTRIBUTIONS
   Participants                                  2,129,815             1,192,809
   Company                                         375,850               210,495
                                                ----------            ------------
                                                 2,505,665             1,403,304
                                                ----------            ----------

PLAN INCOME
   Dividends on shares held by the Plan            612,650               275,721
   Realized gain on distributed shares             137,597                41,459
   Unrealized appreciation (depreciation)
     in market value of investments               (601,049)              955,908
                                                ----------            ----------
                                                   149,198             1,273,088
                                                ----------            ----------

DISTRIBUTIONS TO PLAN PARTICIPANTS
  Shares distributed                             1,324,675               554,965
  Dividends paid                                   612,650               275,721
                                                ----------            ----------
                                                 1,937,325               830,686
                                                ----------            ----------

BALANCE, end of period                          $8,866,238            $8,148,700
                                                ==========            ==========



                 The accompanying notes to financial statements
                    are an integral part of these statements.

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                          NOTES TO FINANCIAL STATEMENTS

(1)  THE PLAN

     The following brief description of the MidAmerican Energy Company Employee Stock Purchase Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a) General and Plan Participants

     On July 1, 1995, Iowa-Illinois Gas and Electric Company (Iowa-Illinois), Midwest Resources Inc. (Resources) and its wholly owned subsidiary Midwest Power Systems Inc. merged with and into MidAmerican Energy Company (MidAmerican). The Plan became effective on July 3, 1995, at which time the ownership interest and shares of the Resources and Iowa-Illinois employee stock purchase plans were transferred to the Plan. The Resources and Iowa-Illinois plans ceased at that time.

     On April 24, 1996, MidAmerican shareholders approved a proposal to form MidAmerican Energy Holdings Company (Holdings or the Company) as a holding company for MidAmerican and its subsidiaries. Effective December 1, 1996, each share of MidAmerican common stock was exchanged for one share of Holdings common stock.

     Under the Plan, eligible employees, as defined by the Plan, of the Company and its subsidiaries who are enrolled in the Plan may purchase shares of the common stock of the Company (Common Stock) at 85% of their fair market value. Purchases are made on the last business day of each monthly investment period with fair market value being the average of the high and low prices per share of Common Stock on the New York Stock Exchange - Composite Transactions on such day or, if there is no sale of Common Stock on that day, then on the next preceding day on which there was a sale. The Company contributes the remaining 15% of the fair market value.

     The Plan will terminate when the maximum number of shares of Common Stock to be sold under the Plan has been purchased or by action of the board of directors of the Company. The maximum number of shares of Common Stock which is currently authorized to be purchased pursuant to the Plan is 1,000,000 subject to adjustment as the result of a stock dividend, split-up or combination. During 1996, the Company purchased shares of Common Stock in the open market to meet share obligations under the Plan. Such share purchases do not proportionately reduce the shares available for issuance.

     At December 31, 1996 and 1995, there were 2,020 and 2,022 participants, respectively in the Plan.

     (b) Administration

     The Plan is administered by the Company at the Company's expense.

     (c) Contributions

     Participants' contributions to the Plan are made through payroll deductions which are credited to a purchase account established for each participant. Participants may authorize contributions up to the lesser of

15% of base pay, as defined in the Plan, or $21,250 annually.

     (d) Ownership Interest

     Shares of Common Stock purchased for all participants each monthly investment period are issued on the last day of that period to a nominee for the benefit of the participants. A separate account is maintained to reflect the Common Stock balance of each participant. The Company is the nominee for the Plan.

     (e) Dividends

     Cash dividends on shares of Common Stock earned on each participant's account are paid to the participant by the Company or, at the participant's election, reinvested in Common Stock. Such Common Stock is held in, and under the terms of, the Company's Shareholder Options Plan.

     (f) Vesting and Withdrawal of Shares

     Participants have a vested right to all shares of Common Stock credited to their accounts. Shares of Common Stock held in the Plan cannot be withdrawn from the Plan until the shares have been held under the Plan for at least six months except that, in the event of a participant's death or termination of employment or eligibility, a participant's account will be totally distributed. Upon withdrawal from the Plan, all whole shares in a participant's account will be deposited in safekeeping under the Company's Shareholder Options Plan unless the participant requests that a certificate be issued, and a cash payment will be made for fractional shares.

     (g) Legal and Income Tax Status

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company believes that the Plan qualifies under Section 423 of the Internal Revenue Code (the Code) as an employee stock purchase plan. An employee's federal income tax status with respect to the Plan would be determined by such section of the Code. The Plan is not subject to federal income tax.

(2)  ACCOUNTING POLICIES

     (a) Basis of Accounting

     The statements are presented on the accrual basis of accounting, and accordingly, contributions of participants and the Company are reflected in the year in which the participants earned the related wages. The Plan's obligation to purchase Common Stock with the accrued contributions is reflected in Ownership Interest. The cost of Common Stock distributed by the Plan is determined on an average cost basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes in ownership interest. Actual results could differ from those estimates.

     (b) Valuation of Investments

     Common Stock held under the Plan is reported at market value as determined by the closing price at year-end on the New York Stock Exchange - Composite Transaction listing. The market value as of December 31, 1996 and 1995 was $15.875 and $16.75, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MidAmerican Energy Holdings Company:

     We have audited the accompanying statements of financial condition of the MidAmerican Energy Company Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of changes in ownership interest for the twelve month period ended December 31, 1996 and from inception (July 3, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the MidAmerican Energy Company Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the changes in ownership interest for the twelve month period ended December 31, 1996, and from inception (July 3, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.




                                                    /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 21, 1996

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MidAmerican Energy Holdings Company has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   MIDAMERICAN ENERGY COMPANY
                                                   EMPLOYEE STOCK PURCHASE PLAN



Date  March 28, 1997                               By /s/ P. G. Lindner
    ----------------                                  --------------------------
                                                      P. G. Lindner
                                                      Senior Vice President and
                                                        Chief Financial Officer

EXHIBITS INDEX

The following exhibit is filed herewith:

         23    Consent of Independent Public Accountants

                                                                    EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into MidAmerican Energy Holdings Company's previously filed Registration Statement, File No. 33-60849.





Chicago, Illinois                                       /s/ ARTHUR ANDERSEN LLP
March 28, 1997